Exhibit 10 (d9)
ELEVENTH AMENDMENT TO THE
CAPITOL BANCORP LIMITED
EMPLOYEE STOCK OWNERSHIP PLAN
     This Eleventh Amendment to the Capitol Bancorp Limited Employee Stock Ownership Plan (“Plan”) is made pursuant to Article XI of the Plan.
     NOW, THEREFORE, effective January 1, 2005, the Plan is hereby amended as follows:
     Section 4.5 Contributions Made Under A Mistake Of Fact is added to the Plan and reads as follows:
     4.5 Contributions Made Under A Mistake Of Fact: If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, then an amount may be returned to the Employer which is equal to the excess of the amount contributed over the amount which would have been contributed had the mistake not occurred. Earnings attributable to any such excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.
     IN WITNESS WHEREOF, this Eleventh Amendment to the Plan has been executed on this 5th day of May, 2005.

CAPITOL BANCORP LIMITED

/s/ Cristin Reid English Cristin Reid English
Chief Operating Officer